Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Akanda Corp. of our report dated April 28, 2023 relating to the financial statements of Akanda Corp. for the year ended December 31, 2022 and to all references to our firm included in this Registration Statement.

Los Angeles, California
January 18, 2024